THE LONDON PACIFIC GROUP

1990 EMPLOYEE SHARE OPTION TRUST

SHARE OPTION AGREEMENT

     The Trustees of The London Pacific Group 1990 Employee Share Option Trust grant to ________________ an option to acquire __________ Ordinary Shares of 5c each of London Pacific Group Limited at the price of US$____ per share. This option is granted under, and is subject to all of the terms and conditions applicable to Options contained in The London Pacific Group 1990 Employee Share Option Trust Rules, a copy of which is attached to this Agreement and incorporated into this Agreement by reference. Subject to the terms and conditions of the Rules, this option is exercisable in accordance with the Exercise Schedule attached to this Agreement. To the extent not exercised, this option expires at the close of the business on _________________.

     The Optionholder understands that the tax consequences associated with this option and with Shares subject to this option can be complex and can depend, in part, upon the Optionholder's particular circumstances. The Optionholder understands that, for example, the exercise of this option can result in the imposition of tax even before the Optionholder sells or otherwise disposes of the said Shares and that the Optionholder's employer may withhold, as the case may be, either (i) United States federal income tax and additional states income tax from the Optionholder's wages or (ii) United Kingdom income tax from the Optionholder's emoluments, as a result of the exercise of this Option. Accordingly, the Optionholder should consult a professional tax adviser who can advise on all relevant tax matters.

Date of Grant: _____________


Executed by the Trustees of The London Pacific Group 1990 Employee Share Option Trust.


 .................................................... Trustee


 .................................................... Trustee


The Optionholder hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Rules.






     Date: ___________________

Attachments:               (1) The Exercise Schedule
                           (2) The Rules
                          (3) Notice of Option Exercise





Optionholder:      _______________
Share Option over  _______________
Granted:           _______________



EXERCISE SCHEDULE

     Subject to the terms and conditions set forth in the Rules and the Share Option Agreement of which this schedule is a part, the Option is exercisable in cumulative increments as follows:- "` Date Exercisable Portion of Option

-----------------                       -----------------------

                            THE LONDON PACIFIC GROUP


                 1990 EMPLOYEE SHARE OPTION TRUST ('the Trust')


                            NOTICE OF OPTION EXERCISE


NOTE:

     The tax consequences of exercising your option may vary according to the time of exercise. YOU ARE THEREFORE ADVISED TO CONSULT YOUR PROFESSIONAL ADVISERS BEFORE EXERCISING YOUR OPTION.

To:      Trustees of The London Pacific Group 1990 Employee Share Option Trust


     1. I/We  hereby  exercise  the option  referred to in the  enclosed  Option
Agreement in respect of  ...................  Ordinary Shares of 5 cents each in
London Pacific Group Limited at the price of US$ ...........  per Share pursuant to the Option Agreement and the Exercise Schedule.

2.       Either

     I am, and have at all times since the grant of the said option been, an Employee (as defined in the Rules)
         Or:

     I am/We are entitled to exercise the said option because
         ...................................................................
         ...................................................................
         ...................................................................

3. I/We enclose a cheque payable to the Trustees of The London Pacific Group 1990 Employee Share Option Trust.

Full Name(s)



Address



Signature(s)

                            THE LONDON PACIFIC GROUP

                        1990 EMPLOYEE SHARE OPTION TRUST

                                      RULES

     These Rules have been established pursuant to the London Pacific Group 1990 Employee Share Option Trust established by a Settlement dated 16th February, 1990.

1. Definitions

     1.1 In these Rules wherever the context permits the following expressions shall have the meanings set against them:-

(a)"Company"
shall mean London Pacific Group Limited, a company incorporated with limited liability in Jersey, Channel Islands;

(b) "Employee"
means any employee, including an officer or director, of a member of the Group;

(c) "Expiration Date means"
the last day of the term of an Option established by Rule 5(c);

(d) 'the Group' means the Company and its Subsidiaries;

(e) "Option" means a
stock option granted pursuant to these Rules;

(f) "Option Agreement"
means the written agreement described in Rule 5(b) evidencing the grant of an Option to an Employee or Consultant and containing the terms, conditions and restrictions pertaining to such Option;

(g) "Option Shares" means the Shares subject to an Option;

(h) "Optionholder" means an Employee who holds an Option;

(i) "Relevant Optionholder" means any Optionholder employed by North American Trust Company of 225 Broadway, Suite 500, San Diego, California 92101 ("NATC") as at the 10th November, 1998, designated as a Relevant Optionholder by the Trustees in writing at the Trustees' sole and unfettered discretion;

(j) "Relevant Option Shares" means in relation to a Relevant Optionholder such number of Option Shares as are notified to such Relevant Optionholder by the Trustees in writing;

(k) "Relevant Vesting Date" means
the 31st March, 1999;

(l) "Rules" unless
the context clearly indicates otherwise, means a rule of the Trust;

(m) "Settlement"
means the Settlement dated 16th February, 1990 known as The London Pacific Group 1990 Employee
Share Option Trust;

(n) "Share" means
an Ordinary Share of 5c each in the Company;

(o) "Subsidiary"
means a Subsidiary of the Company, as determined by the Trustees in accordance with the terms of the Settlement;

(p) "$" or "dollar" or
"c" or "cent"
refers to the legal tender of the United States of America;

(q) "Trust" means
The London Pacific Group 1990 Employee Share Option Trust as amended from time to time; and

(r) "Trustees"
means the Trustee or Trustees for the time being of the Trust.

1.2 The singular includes the plural and vice versa.

1.3 The masculine includes the feminine and vice versa and each includes neuter.

2. Administration

     (a) The Trustees shall have full power and discretion, subject to the express provisions of these Rules:

     (i) To determine from time to time which Employees shall be granted Options, the term of each Option, the time or times at which all or portions of an Option may be exercised and the number of Shares subject to an Option;

     (ii) To construe and interpret these Rules and Options granted under it, and to amend and revoke the Rules and regulations for administration of this Plan. In the exercise of this power, the Trustees shall generally determine all questions of policy and interpretation that may arise, and may correct any defect, omission or inconsistency in these Rules or in any Option Agreement in a manner and to the extent it shall deem necessary or expedient to make these Rules fully effective;

     (iii) To prescribe the terms and conditions of each Option, including without limitation the exercise price, and to specify the provisions of each Option;

     (iv) Subject to applicable legal restrictions and the consent of the Optionholder affected, to amend any outstanding Option Agreement, including without limitation the acceleration in whole or in part of the exercise schedule of any Option outstanding;

     (v) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

     (b) All decisions, interpretations and other actions of the Trustees shall be final and binding on all Optionholders and all persons deriving their rights from an Optionholder. The Trustees shall not be liable for any action that they have taken or failed to take in good faith with respect to these Rules or any Option.



3. Eligibility

Options may be granted to any Employees.

4. Shares Subject to Rules

(a) Restrictions.

     When the Trustees grant an Option they shall retain, for themselves or others, such rights to repurchase or cancel, rights of first refusal, and other transfer restrictions applicable to Shares upon exercise of the Option, or shall impose such other restrictions on the Shares, as the Trustees may determine. The terms and conditions of any such rights or other restrictions shall be set forth in the relevant Option Agreement.

(b) No Rights as a Shareholder.

     An Optionholder shall have no rights as a shareholder with respect to any of his Option Shares until the issue to him (as evidenced by the appropriate entry in the register of members of the Company) of a share certificate evidencing his holding of such Shares. Subject to Rule 7 hereof no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights with respect to which the record date is prior to the date the said share certificate is issued.


5. Grant of Options

(a) General.

     The Trustees may grant Options at any time and from time to time during the Trust Period of the Settlement. The Trustees shall specify the date of grant or, if the Trustees fail to do so, the date of grant shall be the date of the action taken by the Trustees to grant the Option.

(b) Option Agreement.

     As soon as practicable after the grant of an Option, the Optionholder and the Company shall enter into a written Option Agreement substantially in the form of the Appendix hereto which specifies the date of grant, the number of Option Shares, the exercise price, the other terms and conditions of the Option and any special restrictions on the Option Shares.

(c) Option Term.

No Option shall be exercisable more than ten years after the date it is granted.

(d) Exercise Price.

     The exercise price of Shares under each Option shall be determined by the Trustees, having regard to the price at which the Shares have been purchased.

(e) Limits on Exercise.

     Subject to the other provisions of these Rules, an Option shall be exercisable in its entirety at grant or at such times and in such amounts as are specified in the Option Agreement. Notwithstanding the terms of the Rules and any

     Option Agreement, as amended, in the event that the shares of the Company are de-listed from the London Stock Exchange and the New York Stock Exchange, all unvested Options shall vest immediately prior to such de-listing. For the purposes of this Rule an Option is "unvested" if it is not exercisable and an Option vests when it becomes exercisable for the first time.

(f) Exercise Procedures.

     To the extent the right to acquire Shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the Optionholder to the Trustees stating the number of Shares being acquired and the date of the Option Agreement representing the Option which is being exercised. The written notice shall be accompanied by payment of the exercise price for the Shares, and other applicable amounts, as provided in Rule 6.

(g) Termination of Employment; Death; Disability.

     Subject as provided below, and in particular to Rule 5(j), if, for any reason other than death or permanent and total disability, an Optionholder's employment by the Company or a Subsidiary terminates, Options held at the date of termination (to the extent then exercisable) may be exercised in the whole or in part at any time within one month after the date of such termination, or such greater or lesser period as is specified in the Option Agreement, as amended (but in no event after the Expiration Date), but not thereafter. For the purposes of this Clause 5(g) an Optionholder's employment by a Subsidiary shall be deemed to terminate if the company employing the Optionholder ceases to be a Subsidiary. If an Optionholder dies or becomes permanently and totally disabled (as determined by the Trustees) while employed by the Group (or, in the event of death, within the period that the Option remains exercisable after termination of employment), Options then held (to the extent then exercisable) may be exercised in whole or in part by the Optionholder, by the Optionholder's personal representative, or by the person to whom the Option is transferred by will or the laws of inheritance, at any time within one year after the date of death or permanent and total disability of the Optionholder or if less, the period specified in the Option Agreement, but in no event after the Expiration Date. In the event of the termination of employment, death or disability of the Optionholder before the Option shall have become fully exercisable, the Option, to the extent not then exercisable shall lapse and the Company or the Trustees shall be under no liability whatsoever with regard thereto.

(h) Leaves of Absence.

     For purposes of Rule 5(g) above, an Optionholder's employment shall not be deemed to terminate by reason of sick leave, military leave, or other leave of absence approved by the Trustees.

(i) Modification, Extension and Renewal of Options.

     Within the limitations of these Rules, the Trustees may modify, extend or renew outstanding Options or may accept the cancellation thereof (to the extent not previously exercised) for the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification shall, without the consent of the Optionholder, alter or impair his rights or obligations under an Option.

(j) Overriding Provisions

     The following provisions shall only have effect in the event of the closing of the sale of NATC pursuant to the terms of an agreement dated 24th September, 1998, between NATC and City National Bank.

     (i) Notwithstanding any provision in these Rules or in any Option Agreement to the contrary, an Option held by a Relevant Optionholder shall be exercisable in whole or in part, at the discretion of the Relevant Optionholder, over Relevant Option Shares from the Relevant Vesting Date PROVIDED THAT the Relevant Optionholder continues to be an employee of either (1) NATC; or (2) City National Bank as at the Relevant Vesting Date.

     (ii) Notwithstanding any provision in these Rules or in any Option Agreement to the contrary, in the event of a Relevant Optionholder either being made redundant or being asked to leave the employment of NATC or City National Bank without due cause, in either case before the Relevant Vesting Date, an Option held by such Relevant Optionholder shall be exercisable in whole or in part at the discretion of the Relevant Optionholder over Relevant Option Shares from the date of such termination of employment. For the purposes of clarification of this Rule, in the event of the Relevant Optionholder: (1) leaving his employment of his own volition, or (2) having his employment terminated for Cause, before the Relevant Vesting Date, any Option held by such Relevant Optionholder shall lapse and the Company or the Trustees shall be under no liability whatsoever with regard thereto.

As used herein, "Cause" includes, as exclusively determined by the Trustees, the Relevant Optionholder's: (1) wilful misconduct against the Group or any of its directors, officers, employees or agents; (2) breach of confidentiality against any Group company; (3) gross negligence in the course of or in connection with the Relevant Optionholder's services for the Group; (4) illegal or unethical business practices; or (5) a conviction by a competent court of law for a criminal offence.

     (iii) In the event of an Option becoming exercisable under the provisions of Rule 5(j)(i), such Option shall, if at all, be exercised before 31st March, 2001, and whether or not the Relevant Optionholder is at the time of exercise of such Option an employee of NATC or City National Bank. In the event that such Option is not exercised before 31st March, 2001, the said Option shall lapse and the Company or the Trustees shall be under no liability whatsoever with regard thereto.

6. Payment upon Exercise of Options

(a) Exercise Price.

     The exercise price of Shares acquired under this Plan shall be paid either in full at the time an Option is exercised or pursuant to any deferred payment arrangement that the Trustees in their discretion may approve; provided, however, that unless otherwise approved by the Trustees, any deferred payments shall bear interest at such rate as the Trustees may determine in their absolute discretion.

(b) Form of Consideration.

     If, and to the extent, permitted or authorised by the Trustees, in their absolute discretion, an Optionholder may make all or any portion of any payment due to the Company upon exercise of an Option by delivery of any property
(excluding shares of the Company) other than cash, so long as such property constitutes good and valuable consideration for the Shares under applicable law and is surrendered in good form for transfer.



7. Adjustment of Shares

     If the number of Shares in issue is hereafter increased or decreased, or Shares are changed into or exchanged for a different number and/or kind of shares or other securities of the Company or of another corporation, by reason of a reorganisation, merger, consolidation or other acquisition, capitalisation, reclassification, consolidation, division or subdivision or declaration of stock dividends, or a special dividend is declared, the total number and/or kind of Shares for the acquisition of which Options may be granted under these Rules, and the number and/or kind of Shares as to which Options (or portions thereof) are outstanding, may be adjusted pro rata by the Trustees. Any adjustment in an outstanding Option shall be made without change in the aggregate exercise price applicable to the unexercised portion of such Option but with a corresponding adjustment in the exercise price per Share. Any adjustment under this Rule 7 shall be subject to the provisions of the Company's Memorandum and Articles of Association, as amended, and applicable law.

8. No Right to Employment

     Neither these Rules nor any Option granted hereunder shall confer upon any Optionholder any right with respect to continuation of employment by, or the provision of consulting services to, the Company or any of its Subsidiaries, or shall interfere in any way with the Company's or any of its Subsidiaries' right to terminate the employment or services of any Optionholder at any time with or without cause.

9. Legal Requirements

     The Company shall not be obliged to issue any Shares upon exercise of any Option unless the Shares are at that time listed on a Stock Exchange or effectively registered or exempt from registration under any relevant securities laws of the United States or the United Kingdom and the issue of the Shares is otherwise in compliance with all such applicable securities laws and the regulations of any Stock Exchange on which the Company's securities may then be listed. The Company shall have no obligation to register the Shares under any securities laws of the United States or the United Kingdom or to take any other steps which may be necessary to enable the Shares to be issued under any securities laws. Upon exercising all or any portion of any Option, an Optionholder may be required to furnish representations or undertakings deemed appropriate by the Company to enable the issue of the Shares or subsequent transfers of any interest in the Shares to comply with applicable securities laws. Certificates evidencing the holding of Shares issued upon exercise of Options may bear any legend required by, or useful for purposes of compliance with, applicable securities or other laws, these Rules or the Option Agreements.

10. Duration and Amendments

(a) Duration.

     These Rules shall become effective on the date of execution of the Settlement and terminate automatically on expiration of the Trust Period under the Settlement. These Rules, any amendments to these Rules and any Options granted hereunder whose validity depends upon amendments subject to approval of holders of Shares shall be null and void if such approval is not obtained.

(b) Amendment; Termination.

     The Trustees may amend, suspend or terminate these Rules at any time and for any reason; provided, however, that any amendment which increases the number of Shares available for issue by the Company under these Rules (except as provided in Rule 7) shall be subject to the approval of the holders of Shares. Such shareholders' approval shall not be required for any other amendments of these Rules.


(c) Effect of Amendment or Termination.

     No Shares shall be issued under these Rules after the termination hereof, except pursuant to an Option granted before termination. Termination or amendment of these Rules shall not affect any Shares previously acquired or any Option previously granted under these Rules.

11. Proper Law

     These Rules and all Option Agreements entered into pursuant to them shall be governed by and construed in accordance with the laws of the Island of Jersey.

     These Rules have been amended by an Amendment No. 1 effective from 29th December, 1995, an Amendment No. 2 effective from 29th January, 1996 and an Amendment No. 3 effective from 30th November, 1998.